CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Exchange Listed Funds Trust and to the use of our report dated August 28, 2017 on the financial statements and financial highlights of AdvisorShares Peritus High Yield ETF, a series of AdvisorShares Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

March 7, 2018